                                                                     EXHIBIT 4.1

                         FORM OF SUBSCRIPTION AGREEMENT

Sigma Designs, Inc.
46501 Landing Parkway
Fremont, California 94538

Ladies and Gentlemen:

     1.   Subscription.  The undersigned, intending to be legally bound,
          ------------
irrevocably agrees to lend to Sigma Designs, Inc., a California corporation (the "Company") the aggregate amount of $___________. At the Closing (as defined below), the Company agrees to issue and sell to the undersigned, and, subject to all of the terms and conditions hereof, the undersigned agrees to purchase a subordinated convertible promissory note, substantially in the form attached as Exhibit A hereto (the "Subordinated Convertible Promissory Note"), in the
---------
principal amount set forth above. Upon conversion of the note into the Company's common shares, the undersigned will also receive a warrant to purchase Common Stock of the Company for such number of shares as will be determined by multiplying such number of shares of Common Stock into which the Subordinated Convertible Promissory Note is converted by one-third, with an exercise price of 130% of the conversion price of the Subordinated Convertible Promissory Note. The warrant will expire twenty-four (24) months from the conversion date.

     2.   Payment.  Simultaneously with the execution and delivery of this
          -------
Subscription Agreement and Schedule 1 hereto, the undersigned is delivering to
                           ----------
the Company an amount equal to $___________ (the "Purchase Price"). Payment of the Purchase Price is being made by delivery to the Company of a certified or bank cashier's check drawn payable to the order of the Company, or by wire transfer of the Purchase Price to the Company or by other means satisfactory to the Company.

     3.   Acceptance.  The undersigned understands and agrees that the Company,
          ----------
in its sole discretion, reserves the right to accept or reject any subscription, in whole or in part, and to withdraw its offer to borrow at any time prior to the issuance of the Subordinated Convertible Promissory Note. A subscription shall be deemed accepted by the Company when the Company either deposits a notice of conversion, a form of which is attached to the Subordinated Convertible Promissory Note, in the United States mail, or delivers such notice by overnight courier or by hand or transmits such notice by facsimile to the undersigned.

     4.   Closing.
          -------

          (a) The closing of the purchase and sale of the Subordinated Convertible Promissory Note is scheduled to take place at the offices of Sigma Designs, Inc., 46501 Landing Parkway, Fremont, California 94538 on December 15, 1995 (the "Closing Date") or at such other time, date and place as the parties hereto may otherwise agree in writing (the "Closing"). At the

Closing, the Company will deliver to the undersigned the Subordinated Convertible Promissory Note to be purchased, against receipt by the Company of the Purchase Price.

          (b) Prior to the Closing, all funds received in connection with subscriptions will be held by the Company in a separate account. In the event the Closing does not occur on or prior to January 15, 1996 or in the event this subscription is rejected or this offer is withdrawn, then the Company shall return to the undersigned all funds received from the undersigned in respect of the Purchase Price.

     5.   Company Representations.  The Company represents, warrants and, with
          -----------------------
respect to the last clause of Section 5.4 below, covenants to the undersigned that:

          5.1  Organization and Standing.  The Company is a corporation duly
               -------------------------
organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. The Company has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which failure to so qualify could have a material adverse effect on its business, properties or financial condition.

          5.2  Corporate Power.  Prior to and as of the Closing, the Company
               ---------------
will have all requisite legal and corporate power to execute and deliver this Agreement, to sell and issue the Subordinated Convertible Promissory Note hereunder, and to carry out and perform its obligations under this Agreement and the Subordinated Convertible Promissory Note.

          5.3   Authorization.  All corporate action on the part of the Company,
                -------------
its directors and its shareholders necessary for the authorization, execution, delivery and performance of this Subscription Agreement by the Company, and the authorization, sale, issuance and delivery of the Subordinated Convertible Promissory Note has been taken or will be taken prior to the Closing. This Subscription Agreement and the Subordinated Convertible Promissory Note, when executed and delivered by the Company, shall constitute the valid and binding obligations of the Company, enforce able in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Subordinated Convertible Promissory Note, when issued, will be free of any liens or encumbrances, created by any action or omission of the Company; provided, however, that the
                                          --------  -------
Subordinated Convertible Promissory Note and the underlying Common Stock will be subject to restrictions on transfer under state and federal securities laws as set forth herein or therein.

          5.4   Governmental Consents.  No consent, approval, order, or
                ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local, or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings the Company covenants shall be made within the required statutory periods.

          5.5  Exempt Offering.  Subject to the accuracy of the undersigned's
               ---------------
representations and warranties set forth in Section 6 hereof, the offer, sale and issuance of the Subordinated Convertible Promissory Note, in conformity with the terms of this Agreement, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act") and applicable state securities laws.

          5.6  Disclosure Documents. The Company has provided or will provide to
               --------------------
the undersigned copies of (i) the Company's Annual Report Form 10-K for the year ended January 31, 1995, (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended April 30, 1995 and July 31, 1995, (iii) the Company's Current Report on Form 8-K dated July 21, 1995, and (iv) the Company's Proxy Statement dated April 25, 1995 related to the Company's 1995 Annual Meeting of Shareholders (the "Disclosure Documents").

          5.7  No Material Adverse Change.  Subsequent to the respective dates
               --------------------------
as of which information is given in the Disclosure Documents, there has not been any material adverse change in the condition (financial or otherwise), earnings, business, properties or prospects of the Company. Neither this Subscription Agreement nor the Disclosure Documents, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

          5.8  Compliance with Regulation D.  The Company agrees to file five
               ----------------------------
copies of a Form D with the Securities and Exchange Commission within fifteen days of the date of the Closing and to file, on a timely basis, any amendments or supplements to such Form D as may be required under Regulation D promulgated under the Act. The Company also agrees to comply with the filing requirements of state securities laws applicable to the offering of securities to the undersigned.

     6.   Investment Representations.  In order to induce the Company to accept
          --------------------------
this Subscription the undersigned represents, warrants and covenants to the Company as follows:

          6.1  Authorization.  It has full legal right, power and authority
               -------------
(including the due authorization by all necessary corporate or partnership action) to enter into this Agreement and to perform its obligations hereunder without the need for the consent of any other person or entity; and this Agreement has been duly executed and delivered and constitutes (or will constitute, as the case may be) the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms.

          6.2  Investment.  The undersigned is acquiring the Subordinated
               ----------
Convertible Promissory Note solely for the account of the undersigned, for investment purposes only and not with a view to, or for, subdivision, resale, distribution, or fractionalization thereof, or for the account, in whole or in part, of others. No other person has or will have a direct or indirect beneficial interest in the Subordinated Convertible Promissory Note. The undersigned recognizes the restrictions on the transferability of the Subordinated Convertible Promissory Note, Warrant and the underlying shares of Common Stock, and is able to bear the substantial economic risk of an investment in the Subordinated Convertible Promissory Note or the underlying shares of Common Stock, including a
complete loss thereof, for an indefinite period of time.   The undersigned has
no need for liquidity in this investment and has no reason to anticipate any change in circumstances, financial or otherwise, or other particular occasion or event which might cause or require the undersigned to attempt to sell or transfer the Subordinated Convertible Promissory Note, Warrant or the underlying shares of Common Stock .

          6.3  Federal Securities Law Exemption.  The undersigned understands
               --------------------------------
that the sale of the Subordinated Convertible Promissory Note, Warrant and the underlying shares of Common Stock to the undersigned is intended to be exempt from registration under the Act, by virtue of Section 4(2) of the Act and applicable state securities laws. The undersigned will not sell, hypothecate or otherwise transfer any or all of the Subordinated Convertible Promissory Note, Warrant and the underlying shares of Common Stock other than in accordance with the following provisions:

          (a) pursuant to a registration statement under the Act which has become effective, and a prospectus related thereto that is current, with respect to the securities to be disposed of, and if required, a registration statement under applicable state securities laws; or

          (b) pursuant to a specific exemption from registration under the Act and applicable state securities laws, but only upon the undersigned first having delivered to the Company a favorable reasoned written opinion of counsel for the undersigned, reasonably satisfactory in form and substance to the Company, to the effect that the proposed sale or transfer is exempt from registration under the Act and any applicable state securities laws.

          6.4  Restricted Securities.  The undersigned understands that the
               ---------------------
Subordinated Convertible Promissory Note, Warrant and the underlying shares of Common Stock are not registered under the Act or applicable state securities laws and such securities must be held indefinitely, unless the subsequent disposition thereof is registered under the Act and applicable state securities laws or an exemption from such registration is available. The Company has not undertaken to register the Subordinated Convertible Promissory Note, Warrant or the underlying shares of Common Stock pursuant to the Act and, except as provided therein, will have no obligation to effect on behalf of the undersigned any registration under the Act or to assist the undersigned in complying with any exemption from registration under the Act or any state securities laws. The undersigned understands that the exemption from registration afforded by certain rules and regulations under the Act depends upon the satisfaction of various conditions and that, if applicable, such rules and regulations may afford the basis for sales of the Shares only in limited amounts.

          6.5  Informed Investment Decision.  The undersigned further represents
               ----------------------------
and warrants that in order to make an informed decision in connection with the purchase of the Subordinated Convertible Promissory Note, Warrant and the underlying shares of Common Stock:

          (a) the undersigned has reviewed the merits and risks of an investment in the Subordinated Convertible Promissory Note, Warrant and the underlying shares of Common Stock with tax and legal counsel and with an investment advisor to the extent deemed advisable by the undersigned;

          (b) the undersigned recognizes that an investment in the Subordinated Convertible Promissory Note, Warrant and the underlying shares of Common Stock involves a number of significant risks, including, without limitation, those set forth in the Disclosure Documents; the undersigned, or the undersigned's agent or attorney, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subordinated Convertible Promissory Note, Warrant and the underlying shares of Common Stock; and

          (c) the undersigned, or the undersigned's agent or attorney, (i) has been provided with sufficient information with respect to the business of the Company and has carefully reviewed the Disclosure Documents, (ii) has been provided with such additional information with respect to the Company as the undersigned or the undersigned's agent or attorney has requested, and (iii) has had the opportunity to discuss such information with members of the management of the Company and any questions that the undersigned had with respect thereto have been answered to the full satisfaction of the undersigned.

          6.6  Independent Advisors.  The undersigned is not relying on the
               --------------------
Company with respect to the economic, tax and other considerations to the undersigned relating to this investment. With respect to such considerations, the undersigned has relied on the advice of its own qualified advisors to the extent the undersigned has deemed appropriate.

          6.7  Accredited Investor.  The undersigned represents and warrants
               -------------------
that the undersigned is an "accredited investor" as that term is defined in Rule 501 promulgated under the Act by virtue of one or more of the following:

          (a) The undersigned is either: a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in
Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in Section 2(13) of the Act; an Investment Company registered under the Investment Company Act of 1940 or a Business Development Company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefits of its employees if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; or

          (b) The undersigned is a private business development company as defined in Section 202(a) (22) of the Investment Advisers Act of 1940; or

          (c) The undersigned is an organization described in Section 501(c) (3) of the Internal Revenue Code of 1986, as amended (the "Code"), or a corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered hereby, with total assets in excess of $5,000,000; or

          (d) The undersigned is a director or executive officer of the Company; or

          (e) The undersigned is a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of the purchase, exceeds $1,000,000; or

          (f) The undersigned is a natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

          (g) The undersigned is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered hereby, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Act; or

          (h) The undersigned is a corporation or other entity all of whose shareholders or other equity owners are themselves accredited investors by virtue of this subparagraph or by subparagraphs (i), (ii), (iii), (iv), (v),
(vi) or (vii) above.

          For purposes hereof, "individual income" means adjusted gross income as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the Code, (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code, and
                                                      -- ---
(iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code. For purposes hereof, "net worth" means the excess of total asset at fair market value, including home and personal property, over total liabilities, including mortgage.

          6.8  Representations to the Undersigned.  No oral or written
               ----------------------------------
representations have been made or oral or written information furnished to the undersigned or the undersigned's advisors in connection with the offering that were in any way inconsistent with the information provided to the undersigned. The undersigned acknowledges that the Disclosure Documents replace and supersede any and all information delivered prior to delivery of the Disclosure Documents.

          6.9  No Solicitation.  The undersigned is not subscribing to purchase
               ---------------
the Subordinated Convertible Promissory Note, Warrant and the underlying shares of Common Stock as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the undersigned in connection with investments in securities generally.

          6.10  Fiduciary Representations.  If the undersigned is acting in a
                -------------------------
fiduciary capacity in purchasing the Subordinated Convertible Promissory Note, Warrant and the underlying shares of Common Stock, the fiduciary represents and warrants that he or she has authority to execute this Subscription Agreement on behalf of the person or persons for whom the Subordinated Convertible Promissory Note, Warrant and the underlying shares of Common Stock are being purchased, that such persons have been given the Disclosure Documents and this Subscription Agreement and have confirmed to the fiduciary that they have reviewed the same, and that the representations and warranties contained in this Subscription Agreement (and in any other written statement or document delivered to the Company) shall be deemed to have been made on behalf of such person or persons.

          6.11  Representations True and Complete.  All information which the
                ---------------------------------
undersigned has furnished and is furnishing to the Company, including, without limitation, the representation as to the undersigned's status as an "Accredited Investor" within the meaning of Rule 501 promulgated under the Act and all other representations contained in this Subscription Agreement, are correct and complete as of the date of this Subscription Agreement, and if there should be any material change in such information prior to the undersigned's receipt of the Subordinated Convertible Promissory Note, Warrant and the underlying shares of Common Stock, the undersigned will immediately furnish such revised or corrected information to the Company. The undersigned is executing and delivering this Subscription Agreement with full awareness of its implications and in recognition of the fact that the Company is relying on the undersigned's representations and warranties in selling the Subordinated Convertible Promissory Note, Warrant and the underlying shares of Common Stock to the undersigned, and that the Company and other investors may be damaged if such representations or warranties are incorrect.

          6.12  Compliance with Laws.  The undersigned agrees, within five days
                --------------------
after receipt of a request from the Company, to provide such information and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

     7.   Conditions to Closing of the Company.  The Company's obligation to
          ------------------------------------
sell and issue the Subordinated Convertible Promissory Notes and Warrants at the Closing is subject to the fulfillment as of the Closing Date of the following conditions, any one or more of which may be waived by the Company:

          7.1  Representations and Warranties.  The representations and
               ------------------------------
warranties made by the undersigned in Section 6 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

          7.2  Payment of Purchase Price.  The undersigned and all other
               -------------------------
purchasers of the Subordinated Convertible Promissory Notes and the Warrants shall have delivered to the Company the Purchase Price in respect of the Subordinated Convertible Promissory Note being purchased by each such purchaser.

          7.3  Securities Law Matters.  All federal and blue sky securities
               ----------------------
filings and consents required to be made by the Company in order to legally sell and issue the Subordinated Convertible Promissory Note to the undersigned and all other purchasers of the Subordinated Convertible Promissory Notes and the Warrants shall have been made or obtained.

     8.   Conditions to Closing of the Undersigned.  The obligation of the
          ----------------------------------------
undersigned to purchase the Subordinated Convertible Promissory Note in the principal amount set forth above is subject to the fulfillment on or before the Closing Date of each of the following conditions:

          8.1  Representations and Warranties.  The representations and
               ------------------------------
warranties made by the Company in Section 5 hereof shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

          8.2  Performance.  The Company shall have performed and complied with
               -----------
all agreements, obligations and conditions contained in this Subscription Agreement that are required to be performed or complied with by it on or before the Closing.

          8.3  Officer's Compliance Certificate.  The Company shall have
               --------------------------------
delivered to the undersigned a certificate executed by the President of the Company, dated the Closing Date, and certifying to the fulfillment of the conditions set forth in Sections 8.1 and 8.2 of this Subscription Agreement.

          8.4  Payment of Purchase Price.  The undersigned shall have delivered
               -------------------------
to the Company the Purchase Price in respect of the Subordinated Convertible Promissory Note being purchased by the undersigned referenced in Section 2 hereof.

          8.5  Securities Law Matters. All federal and blue sky securities
               ----------------------
filings and consents required to be made by the Company in order to legally sell and issue the Subordinated Convertible Promissory Note to the undersigned and all other purchasers of the Subordinated Convertible Promissory Notes and the Warrants shall have been made or obtained.

     9.   Covenants of the Company.  The Company hereby covenants and agrees as
          ------------------------
follows:

          9.1  Payment of Principal and Interest.  The Company will duly and
               ---------------------------------
punctually pay the principal of and interest on the Subordinated Convertible Promissory Notes in accordance with the terms thereof.

          9.2  Corporate Existence.  The Company will do or cause to be done all
               -------------------
the things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall unanimously determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

          9.3  Information Rights.  The Company will furnish to the undersigned
               ------------------
for so long as the undersigned is a holder of the Subordinated Convertible Promissory Note:

          (a) as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, consolidated statements of income and cash flows and a consolidated balance sheet as of the end of such fiscal year, of the Company and its subsidiaries, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent auditors selected by the Company;

          (b) as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, consolidated statements of income and cash flows for such period and for the current fiscal year to date and a consolidated balance sheet as of the end of such quarterly period, of the Company and its subsidiaries, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except that such financial statements need not contain the notes required by generally accepted accounting principles;

          (c) with reasonable promptness, copies of all filings the Company makes with the Securities and Exchange Commission pursuant to its reporting requirements under the Securities Exchange Act of 1934, as amended, and all materials furnished to the Company's shareholders; and

          (d) with reasonable promptness, such other non-confidential information and data with respect to the Company and its subsidiaries as may be requested from time to time.

     10.  Note Conversion; Price Adjustment.
          ---------------------------------

          10.1  Conversion Option.  Undersigned shall have the option to
                -----------------
convert, at any time, any then outstanding principal of or interest under the Subordinated Convertible Promissory Note into fully paid and nonassessable shares of the Company's Common Stock at the Conversion Price (defined below).

          10.2  Conversion Price.  The conversion price of the outstanding
                ----------------
principal of or interest under the Subordinated Convertible Promissory Note (the "Conversion Price") shall be equal to the greater of:

          (a) the average closing price of the Company's Common Stock on the Nasdaq National Market during the ten (10) trading days prior to the Closing; or

          (b) the average closing price of the Company's Common Stock on the Nasdaq National Market during the ten (10) trading days prior to the conversion of the Subordinated Convertible Promissory Note (the "Conversion Date"); provided, however, that under no circumstances shall the Conversion Price exceed
--------  -------
150% of the average closing price of the Company's Common Stock on the Nasdaq National Market during the ten (10) trading days prior to the Closing.

          10.3  Reclassification.  In case of any reclassification, change or
                ----------------
conversion of securities of the class issuable upon conversion of the Subordinated Convertible Promissory Note (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), as the case may be, the Company shall execute a new Subordinated Convertible Promissory Note (in form and substance satisfactory to the holder of the Subordinated Convertible Promissory Note) providing that the holder of the Subordinated Convertible Promissory Note shall have the right to conversion such new Subordinated Convertible Promissory Note and upon such conversion to receive, in lieu of each share of Common Stock theretofore issuable upon conversion of the Subordinated Convertible Promissory Note, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or conversion by a holder of one share of Common Stock. Such new Note shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. The provisions of this Section 10.3 shall similarly apply to successive reclassifications, changes and conversions.

          10.4  Subdivision or Combination of Shares.  If the Company at any
                ------------------------------------
time while the Subordinated Convertible Promissory Note remains outstanding and unexpired shall subdivide or combine its Common Stock, the Conversion Price and the number of shares issuable upon conversion of the Subordinated Convertible Promissory Note shall be proportionately adjusted.

          10.5  Stock Dividends.  If the Company at any time while the
                ---------------
Subordinated Convertible Promissory Note is outstanding and unexpired shall pay a dividend payable in shares of Common Stock (except any distribution specifically provided for in the foregoing Sections 10.3 and 10.4) then the Conversion Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Conversion Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and the number of shares of Common Stock subject to the Subordinated Convertible Promissory Note shall be proportionately adjusted.

          10.6  Other Distributions.  In the event the Company shall declare a
                -------------------
dividend or distribution payable in cash, securities of other persons, evidences of indebtedness issued by the Company or other persons, assets or options or rights not referred to in Sections 10.3, 10.4 or 10.5, then, in each such case, provision shall be made by the Company such that the holder of the Subordinated Convertible Promissory Note shall receive upon conversion of the Subordinated Convertible Promissory Note a proportionate share of any such dividend or distribution as though it were the holder of the number of shares of Common Stock of the Company as of the record date fixed for the determination of the holders of record of the Company entitled to receive such dividend or distribution.

          10.7  No Impairment.  The Company will not, by amendment of its
                -------------
Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of Section 10 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Subordinated Convertible Promissory Note against impairment.

          10.8  Notice of Adjustments.  Whenever the Conversion Price shall be
                ---------------------
adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days of such adjustment deliver a certificate signed by its chief financial officer to the registered holder(s) hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Conversion Price after giving effect to such adjustment.

          10.9  Notices of Record Date.  In the event of any taking by the
                ----------------------
Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the holder of the Subordinated Convertible Promissory Note, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          10.10  Fractional Shares.  No fractional shares of Common Stock will
                 -----------------
be issued in connection with any conversion of the Subordinated Convertible Promissory Note, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Conversion Price then in effect.

     11.  Registration Rights.
          -------------------

          11.1  Certain Definitions.  As used in this Section 11, the following
                -------------------
terms shall have the following respective meanings:

          "Holder" shall mean any holder of outstanding Registrable Securities; provided, however, that for all purposes under this Section 11, the holder of a
--------  -------
Subordinated Convertible Promissory Note or Warrant shall be deemed to be the Holder of the Registrable Securities into which such Subordinated Convertible Promissory Note or Warrant are then convertible.

          "Initiating Holders" shall mean any Holders of not less than one-hundred (100%) of the Registrable Securities.

          The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act (and any post-effective amendments filed or required to be filed), and the declaration or ordering of the effectiveness of such registration statement.

          "Registrable Securities" means (i) shares of the Company's Common Stock issued or issuable upon conversion of the Subordinated Convertible Promissory Note or exercise of the Warrant, and (ii) any of the Company's Common Stock or other securities issued or issuable pursuant to the conversion of the Subordinated Convertible Promissory Note or exercise of the Warrant upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Subordinated Convertible Promissory Note or Warrant; provided, however, that Registrable Securities shall
                            --------  -------
not include any shares of Common Stock which have previously been sold or hereafter registered and sold to the public or any shares sold to the public pursuant to Rule 144.

          "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 11.2 and 11.3 hereof.

          11.2   Requested Registration.
                 ----------------------

          (a) Request for Registration.  In case the Company shall receive from
              ------------------------
Initiating Holders a written request that the Company effect any underwritten registration, qualification, or compliance with respect to Registrable Securities, the Company shall:

          (1) promptly give written notice of the proposed registration, qualification, or compliance to all other Holders; and

          (2) as soon as practicable, use its most diligent efforts to effect all such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within fifteen (15) days after receipt of such written notice from the Company;

          Provided, however, that the Company shall not be obligated to file any such registration, qualification, or compliance pursuant to this Section 11.2:

          (a) Prior to the conversion of all Subordinated Convertible Promissory Notes purchased by the undersigned and all other purchasers at the Closing into shares of the Company's Common Stock;

          (b) In any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

          (c) Within one hundred eighty (180) days immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan);

          (d) After the Company has effected such registrations pursuant to this
Section 11.2(a), such registrations have been declared or ordered effective, and the securities offered pursuant to such registration have been sold; or

          Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, and in any event within one hundred twenty (120) days, after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such Holders a
         --------  -------
certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company or its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right, exercisable one time only pursuant to each specific request made under this Section 11.2, to defer such filing for a reasonable period not to exceed an additional one hundred twenty (120) days.

          (b) Underwriting.  The right of any Holder to registration pursuant to
              ------------
Section 11.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested.

          The Company shall (together with all Holders and holders of other securities proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing
underwriter selected for such     underwriting by a majority in interest of the
Initiating Holders. Notwithstanding any other provision of this Section 11.2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders and the other holders distributing their securities through such underwriting. The Common Stock (other than Registrable Securities) held by officers, directors, and all persons without contractual rights to inclusion in such registration shall be excluded from such registration to the extent required. If a limitation of the number of shares to be included in such registration is still required, Common Stock (other than Registrable Securities) shall be excluded from registration to the extent required. After giving effect to the foregoing, in the event that a limitation on the number of Registrable Securities to be included in such underwriting is still required, the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in that proportion, as nearly as practicable, that the number of Registrable Securities held by each Holder bears to the total number of Registrable Securities (determined without regard to any requirement of a request to be included in such registration) held by all such Holders at the time of filing the registration statement. No Registrable Securities or other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

          If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter, and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all
Holders who have included Registrable Securities in the     registration the
right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 11.2(b).

          If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited and the price at which such Registrable Securities would otherwise have been sold will not thereby be reduced.

          11.3  Incidental Registration.
                -----------------------

          (a) Notice of Registration.  If at any time or from time to time, the
              ----------------------
Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders (other than "Holders") exercising their respective demand registration rights ("Initiating Party") other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) a registration effected pursuant to Section 11.4 of this Agreement, the Company will:

          (1) promptly give to each Holder written notice thereof; and

          (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company, by any Holder.

          (b) Underwriting.  If the registration of which the Company gives
              ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 11.3(a)(i). In such event, the right of any Holder to registration pursuant to Section 11.3 shall be conditioned upon the participation by such Holder in such underwriting and the inclusion of the Registrable Securities of such Holder in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, the Initiating Party, and the other holders having incidental or "piggyback" registration rights ("Other Holders") distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 11.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit part or all the Registrable Securities held by Holders to be included in such registration. The Company shall so advise all Holders and the Other Holders distributing their securities through such underwriting, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated in the following priority: The Common Stock (other than shares as to which any person holds contractual rights to inclusion) held by officers, directors, employees, and all other persons shall first be excluded from such registration and underwriting to the extent required. If a limitation of the number of shares to be included in such registration and underwriting is still required, such limitation shall be allocated among Holders and Other Holders prior to any limitation on the number of shares so included for the account of the Initiating Party or the Company, as the case may be, in proportion, as nearly as practicable, to the respective amounts of securities contractually entitled to inclusion (determined without regard to any requirement of a request to be included in such registration) in such registration held by all such Holders and Other Holders at the time of filing the registration statement. If any Holder or Other Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          11.4  Expenses of Registration.  The Company shall bear the
                ------------------------
Registration Expenses of one (1) registration pursuant to Section 11.2.
However, the Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 11.2, the request of which has been subsequently withdrawn by the Initiating Holders, in which case such expenses shall be borne by the Initiating Holders of securities pro rata in accordance with the number of shares initially sought to be registered requesting or causing such withdrawal, unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 11.2; provided further, however, that if at the time of such withdrawal, the Initiating Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Initiating Holders at the time of their request, then the Initiating Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section
11.2. The Company shall bear the Registration Expenses of all registrations pursuant to Section 11.3. All other Registration Expenses shall be paid by the selling shareholders on a pro rata basis.

          11.5  Letter or Opinion of Counsel in Lieu of Registration.  If, in
                ----------------------------------------------------
the opinion of counsel for the Company, concurred in by counsel for Holders, no registration under the Act is required in connection with the disposition of the Registrable Securities covered by any request made under Sections 11.2 and 11.3 hereof in the manner in which they propose to dispose of the Registrable Securities included in such request, the Company need not comply with such request or requests; provided, however, that the Company shall not be so relieved of its obligations under Sections 11.2 and 11.3 hereof unless the aforementioned opinion of counsel for the Company shall have been mailed by the Company to such Holders within fifteen (15) days after the Company's receipt of their request or requests; and provided, further, that if counsel for the
                               --------  -------
Company has opined that no registration is required in connection with any such disposition, such counsel shall further opine as to whether the removal of any legend from certificates representing all shares to which such opinion refers is permissible, and, if so, the Company shall remove from such certificates all legends no longer required thereon and shall rescind any stop-transfer instructions previously communicated to its transfer agent relating to such shares.

          11.6  Registration Procedures.  If and whenever the Company is
                -----------------------
required by the provisions of this Section 11 to use its most diligent efforts to effect promptly the registration of Registrable Securities, the Company shall:

          (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its most diligent efforts to cause such registration statement to become and remain effective as provided herein;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition of the prospective seller or sellers of such Registrable Securities, but for no longer than ninety (90) days subsequent to the effective date of such registration;

          (c) furnish to each prospective seller of Registrable Securities such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities of such seller;

          (d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary
form, with the managing   underwriter of such offering; each Holder
participating in such underwriting shall also enter into and perform its obligations under such an agreement;

          (e) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

          (f) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 11, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 11, if such securities are being sold through underwriters, or, on the date that the registration statement with respect to such securities become effective, (i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, in form and substance as is then customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is then customarily given by independent certified public accountants of the Company, in form and substance as is then customarily given by independent certified public accounts to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          11.7  Indemnification.  In the event any of the Registrable Securities
                ---------------
are included in a registration statement under this Section 11:

          (a) To the extent permitted by law, the Company will indemnify each Holder, each of its officers and directors and partners, and such Holder's separate legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to which they may become subject under the Act, the Exchange Act, or other federal or state law, in so far as such expenses, claims, losses, damages, or liabilities (or actions in respect thereof) arise out of or are based upon the following statements, omissions, or violations: (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular, or other document, or any amendment or supplement thereto, incident to any such registration, qualification, or com pliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act, or any state securities law, applicable to the Company in connection with any such registration, qualification, or compliance, and the Company will reimburse each such Holder, each of its officers and directors and partners, and such Holders' separate legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, or defending any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use in connection with the offering of securities of the Company.

          (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against all expenses, claims, losses, damages, and liabilities (or actions in respect thereof) to which any of the foregoing persons may be subject, under the Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto), arise out of or are based upon the following statements or omissions: (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in
reliance upon and in     conformity with written information furnished to the
Company by an instrument duly executed by such Holder and stated to be specifically for use in connection with the offering of securities of the Company; provided, however, that the obligations any such Holder hereunder shall be limited to an amount equal to the proceeds to such Holder of Registrable Securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section 11.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) If the indemnification provided for in this Section 11.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemni fying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage, or expense in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indem nified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          11.8           Rule 144 Reporting.  The Company agrees to:
                         ------------------

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Act; and

          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act, (at any time after it has become subject to such reporting requirements).

          11.9  Amendment of Outstanding Registration Rights.  Any amendments
                --------------------------------------------
hereto shall be effected only by vote of the holders of a majority of the Registrable Securities then outstanding.

          11.10  Termination of Registration Rights.  All rights under this
                 ----------------------------------
Agreement shall terminate upon the Maturity Date of the Subordinated Convertible Promissory Note (as defined therein).

     12.  Miscellaneous.
          -------------

          12.1  Legends.  The Subordinated Convertible Promissory Note shall
                -------
bear a legend stating, in substance, the following:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND OTHER FILING UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH PROPOSED TRANSFER OR SALE IS IN

          COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

          The Warrant, issued upon conversion of the Note into common shares, shall bear a legend stating, in substance, the following:

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

          12.2 Entire Agreement.  This Subscription Agreement together with the
               ----------------
Subordinated Convertible Promissory Note represent the entire agreement and understanding between the Company and the undersigned concerning the matters referred to herein and supersedes and replaces any and all prior agreements and understandings concerning such matters.

          12.3      Successors and Assigns.  Except as otherwise provided
                    ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that nothing in this Subscription Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Subscription Agreement, except as may be expressly provided in this Subscription Agreement.

          12.4 Expenses.  The Company and the undersigned shall bear its
               --------
own expenses incurred on its behalf with respect to this Subscription Agreement and the transactions contemplated herein.

          12.5 Amendment.  This Subscription Agreement or any term hereof may
               ---------
only be amended, modified or waived in writing signed by the Company and all purchasers of the Subordinated Convertible Promissory Note who would hold, if and when the Closing takes place, a majority of the outstanding aggregate principal amount of the outstanding Subordinated Convertible Promissory Note.

          12.6 Notices.  Any notice, request or other communication required or
               -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent via facsimile, overnight courier service or mailed by registered or certified mail, postage prepaid, addressed or sent: (i) if to the undersigned, at the address of the undersigned as set forth on the investor information scheduled attached hereto, and (ii) if to the Company, at the principal corporate offices of the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or with an overnight courier service or sent via facsimile in the manner set forth above and shall be deemed to have been received when delivered.

          12.7 Severability.  The invalidity or unenforceability of any term or
               ------------
provision of this Agreement will not affect the validity or enforceability of any other term or provision hereof or of the Subordinated Convertible Promissory Note and such other terms or provisions of this Agreement and the Subordinated Convertible Promissory Note shall remain in full force and effect.

          12.8 Governing Law.  This Agreement shall for all purposes be governed
               -------------
by and construed in accordance with the laws of the State of California, as applied to agreements between residents thereof to be performed entirely within such state, without regard to that body of law relating to conflicts of law or choice of law.

          12.9 Counterparts.  This Agreement may be executed in counterparts and
               ------------
each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]

   IN WITNESS WHEREOF, the undersigned acknowledges agreement to the foregoing and subscribes to the purchase.


Date:  December 15, 1995


                              By: ___________________________________________

                              Name: _________________________________________

                              Title: ________________________________________



Agreed to and accepted
this 15th day of December   , 1995.



SIGMA DESIGNS, INC.
a California corporation


By: ________________________________________

Name: ______________________________________

Title: _____________________________________

                                   SCHEDULE 1

                              INVESTOR INFORMATION


(a)  NAME OF SUBSCRIBER: _____________________________________________________

(b)  PURCHASE PRICE: _________________________________________________________

(c)  ADDRESS: ________________________________________________________________

(d)  TELEPHONE NUMBER: _______________________________________________________

(e)  SOCIAL SECURITY OR
     TAX IDENTIFICATION NO.: _________________________________________________

     CO-SUBSCRIBER: __________________________________________________________

(f)  DATE AND JURISDICTION OF ORGANIZATION IF
     SUBSCRIBER IS A BUSINESS ENTITY: ________________________________________

(g)  DATE AND GOVERNING JURISDICTION IF
     SUBSCRIBER IS A TRUST: __________________________________________________

(h)  TRUSTEES:

NAME                               ADDRESS                     TELEPHONE NO.
----                               -------                     -------------

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

                                   EXHIBIT A


                FORM OF SUBORDINATED CONVERTIBLE PROMISSORY NOTE



THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND OTHER FILING UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH PROPOSED TRANSFER OR SALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                              SIGMA DESIGNS, INC.

                    SUBORDINATED CONVERTIBLE PROMISSORY NOTE


$_______________                                             Fremont, California
                                                             December 15, 1995


     FOR VALUE RECEIVED, SIGMA DESIGNS, INC., a California corporation (the "Company"), hereby promises to pay to _________________________ (the "Holder") the sum of _________________________ Dollars ($_________), or such lesser amount as shall then equal the outstanding principal amount hereof, on the terms and conditions hereinafter set forth. This Note is one of a series of notes of like tenor (collectively the "Promissory Notes") issued pursuant to that certain Subscription Agreement between the Company and the Purchasers described therein, dated as of even date herewith (the "Subscription Agreement"). Payment for all amounts due hereunder shall be made by wire transfer to the account or by mail to the address of the Holder shown in the records of the Company, which account and address initially shall be as set forth below herein.

     The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.   Maturity Date.  The unpaid principal amount outstanding under this Note,
     -------------
together with all accrued but unpaid interest shall be due and payable in full on the earliest to occur of (the

"Maturity"): (i) December 31, 2000 or (ii) the Company redeems the entire unpaid principal amount of, and all accrued interest pursuant to the provisions of Section 5 of this Note.

2.   Interest.  Commencing on the date of issuance of this Note first above
     --------
written, interest will accrue on the unpaid principal amount of this Note at a rate of seven percent (7%) per annum (computed on the basis of a 360-day year). All unpaid interest accrued under this Note shall be due and payable on December 31 of each year prior to the Maturity hereof, and the first payment will be payable on December 31, 1996.

3.   Conversion Option.  This Note is convertible at the option of Holder into
     -----------------
shares of Common Stock of the Company in accordance with Section 10 of the Subscription Agreement. The Subscription Agreement contains other rights and conditions of Holder to which this Note is subject. At such time as the Holder desires to convert all or part of this Note into shares of Common Stock of the Company, the Holder shall provide to the Company written notice in the form attached hereto as Exhibit A. At the time of conversion, the Holder will also receive a warrant to purchase one (1) share of Common Stock for ever three (3) shares of Common Stock converted. The warrant will have an exercise price of 130% of the conversion price and will expire twenty-four (24) months from the conversion date.

4.   Redemption.  Commencing two (2) years after the date of issuance of this
     ----------
Note first above written, the Company shall have the option to redeem all or part of the unpaid principal amount outstanding under this Note, at par value, without penalty, together with all accrued but unpaid interest, upon thirty (30) days prior written notice.

5.   Change in Control.  For a period of ninety (90) days following the date
     -----------------
upon which the Company provides to the Holder written notice of the occurrence of (i) the closing of a sale, transfer or other disposition of all or substantially all of the assets of the Company or (ii) the effectiveness of a merger or consolidation of the Company with or into another company (excluding a reincorporation of the Company in another jurisdiction in which the equity interests of the Company's shareholders are not changed) or other reorganization of the Company following which the shareholders of the Company immediately prior to such transaction do not own at least 51% of the company emerging as the survivor or parent company in such transaction, the Holder shall have the right to (x) convert all or part of this Note into shares of Common Stock of the Company or (y) require the Company to repay the unpaid principal amount outstanding under this Note, together with all accrued but unpaid interest.

6.   Defaults and Remedies.
     ---------------------

     6.1  Events of Default.  The occurrence of any of the following events will
          -----------------
constitute an "Event of Default" hereunder:

          (a) The Company's failure to pay any principal of or any accrued interest on this Note or any other Promissory Note when the same is due and payable, which failure has not been cured within thirty (30) days after the same is due and payable; or

          (b) The Company's failure to perform, keep, comply with or observe any other covenant set forth in this Note, any other provision of this Note or a covenant set forth in Section 9 of the Subscription Agreement, which failure has not been cured within twenty (20) days after the Holder gives the Company notice thereof; or

          (c) The Company's becoming insolvent, or admitting in writing its inability to pay its debts as they mature, or making an assignment for the benefit of creditors, or applying for or consenting to the appointment of a receiver, liquidator, custodian or trustee for it or for a substantial part of its property or business, or such a receiver, liquidator, custodian or trustee otherwise being appointed and not discharged within thirty (30) calendar days after such appointment; or

          (d) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any other law for the relief of debtors being instituted by or against the Company, or any order, judgment or decree being entered against the Company decreeing its dissolution or division; provided, however, that with respect to an involuntary petition in
             --------  -------
bankruptcy, such petition has not been dismissed within thirty (30) calendar days after the filing of such petition; or

          (e) This Note for any reason (other than the payment in full of all amounts owing hereunder) ceases to be, or is asserted by the Company not to be, a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and such occurrence has not been cured to the Holder's satisfaction within twenty (20) calendar days after such Holder gives the Company notice thereof.

     6.2  Remedies.  Upon the occurrence and during the continuance of any Event
          --------
of Default, at the Holder's sole option by written notice to the Company, the Holder may do any one or more of the following:

          (a) declare the entire principal amount of, and all accrued interest on, this Note to immediately be due and payable in full, whereupon such amounts will accelerate and immediately become due and payable in full, provided that in the case of an Event of Default listed in paragraph (iii) or (iv) of Section 7.1, all unpaid principal and interest will immediately become due and payable in full without the requirement of any notice or other action by the Holder; and/or

          (b) exercise all rights and remedies otherwise available to the Holder at law or in equity.

7.   Subordination.  The indebtedness evidenced by this Note is hereby expressly
     -------------
subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness (as hereinafter defined).

     7.1  Senior Indebtedness.  As used in this Note, the term "Senior
          -------------------
Indebtedness" shall mean the principal of and unpaid accrued interest on: (i) all indebtedness of the Company (or with respect to which the Company is a guarantor), whether outstanding on the date hereof or hereafter created or incurred, to equipment suppliers, banks, insurance companies, factors or other lending or finance institutions regularly engaged in the business of lending money, which is for money borrowed by the Company, whether or not such indebtedness is secured; and (ii) any deferrals, renewals or extensions of any such indebtedness referred to in clause (i) of this Section 8.1 or any debentures, notes or other evidence of indebtedness issued in exchange for such indebtedness.

     7.2  Agreement to Subordinate.  The Holder of this Note agrees that, if the
          ------------------------
Company should become the subject of any receivership, insolvency proceeding, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), or if any sale of all or substantially all of the assets of the Company should occur, or if there should occur any dissolution, liquidation, or any other marshaling of the assets and liabilities of the Company, or if there should occur an event of default or acceleration with respect to any Senior Indebtedness, then: (i) no amount need be paid by the Company in respect of the principal or accrued interest on this Note at the time outstanding, unless and until the principal amount of and all accrued interest on all the Senior Indebtedness then due and outstanding (including any accelerated payments) is first paid in full; and (ii) no claim or proof of claim will be filed against the Company (or with any Bankruptcy Court in respect of the Company) by or on behalf of the Holder of this Note which asserts any right to receive any payments in respect of the principal or accrued interest on this Note, except subject and subordinate to the prior payment in full of the entire principal amount of, and all accrued interest on, all of the Senior Indebtedness then outstanding.

     7.3  Effect of Subordination.  Subject to the prior rights of the holders
          -----------------------
of Senior Indebtedness under this Section 8 to receive payments of cash, securities and/or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 8 will impair, as between the Company and the Holder of this Note, the obligation of the Company, which is absolute and unconditional, to pay to the Holder hereof the principal amount of this Note and interest accrued hereon as and when the same become due and payable, or will prevent the Holder of this Note, upon the occurrence of an Event of Default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law, except as otherwise expressly provided in this Section 8.

8.   Successors and Assigns.  The provisions of this Note will inure to the
     ----------------------
benefit of, and be binding on, each party's respective heirs, successors and assigns. The Company may not assign or delegate any of its obligations under this Note without the Holder's prior written consent.

9.   Waiver and Amendment.  Any provision of this Note may be amended, waived or
     --------------------
modified upon the written consent of the Company and holders of at least two-thirds of the outstanding aggregate principal amount of all then outstanding Promissory Notes (exclusive of Notes held by the Company) issued pursuant to the Subscription Agreement; provided, however, that holders of all of the
                        --------  -------
outstanding aggregate principal amount of all then outstanding Promissory Notes (exclusive of Notes held by the Company) issued pursuant to the Subscription Agreement must consent in writing to any amendment or waiver that affects the stated interest rate, maturity date, prepayment or redemption provisions, or the percentage required to amend the Notes. No waiver or consent with respect to this Note will be binding or effective unless it is set forth in writing and signed by the party against whom such waiver is asserted. No course of dealing between the Company and the Holder will operate as a waiver or modification of any party's rights or obligations under this Note. No delay or failure on the part of either party in exercising any right or remedy under this Note will operate as a waiver of such right or any other right. A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.

10.  Waiver of Presentment.  The Company hereby waives presentment, notice of
     ---------------------
dishonor, protest, demand and diligence.

11.  Attorneys' Fees.  The Company agrees to pay the Holder's reasonable
     ---------------
expenses and costs in enforcing and collecting on this Note, including without limitation attorneys' fees and court costs.

12.  Notices.  Any notice, request or other communication required or permitted
     -------
hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent via facsimile, overnight courier service or mailed by registered or certified mail, postage prepaid, addressed or sent: (i) if to the Holder, at the address of the Holder as set forth herein below, and
(ii) if to the Company, at the principal corporate offices of the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or with an overnight courier service or sent via facsimile in the manner set forth above and shall be deemed to have been received when delivered.

13.  Governing Law.  This Note shall be governed by and construed in accordance
     -------------
with the laws of the State of California, as applied to agreements between residents thereof to be performed entirely within such state, without reference to that body of law relating to conflicts of law or choice of law.

14.  Severability.  The invalidity or unenforceability of any term or provision
     ------------
of this Note will not affect the validity or enforceability of any other term or provision hereof and such other terms or provisions shall remain in full force and effect.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has caused this Note to be issued this 15th day of December, 1995.

                    SIGMA DESIGNS, INC.
                    a California corporation


                    By:________________________________________________________


                    Name:______________________________________________________


                    Title:_____________________________________________________


Name of Holder: _______________________

Address:  _____________________________

          _____________________________

          _____________________________

             EXHIBIT A TO SUBORDINATED CONVERTIBLE PROMISSORY NOTE


                          FORM OF NOTICE OF CONVERSION



To:  SIGMA DESIGNS, INC.
     46501 Landing Parkway
     Fremont, California 94538


     The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Stock of SIGMA DESIGNS, INC., to the extent of $__________ unpaid principal amount of such Note, and requests that the certificates for such shares of Common Stock be issued in the name of, and delivered to, __________________________________, whose address is
________________________________________________________________________.

In addition, the undersigned will also receive a warrant to purchase one (1) share of Common Stock for every three (3) shares of Common Stock converted. The warrant will have an exercise price of 130% of the conversion price and will expire twenty-four (24) months from the conversion date.


Dated: _________________


                    By*:________________________________________________________


                    Name:_______________________________________________________


                    Title:______________________________________________________


                    Address:____________________________________________________


* Please note that the signature must conform in all material respects to the name of the holder as set forth on the face of the Note.

                                  EXHIBIT B

                                FORM OF WARRANT


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.



                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                              SIGMA DESIGNS, INC.


     THIS CERTIFIES THAT in consideration of the purchase of a Subordinated Promissory Note (the "Promissory Note") under that certain Subscription Agreement dated as of December 15, 1995, __________, or its permitted registered assigns ("Registered Holder"), is entitled, subject to the terms and conditions of this Warrant, to purchase from the Company at any time after the conversion of the Promissory Note into shares of the Common Stock of the Company (the "Note Conversion") and prior to 5:00 p.m. Pacific Time on the Expiration Date (as defined below), _________ shares of Common Stock of the Company, such number having been determined by multiplying the number of shares of Common Stock into which the Promissory Note has been converted by one-third, at a purchase price per share of $7.621, or 130% of the Promissory Note Conversion Price, subject to adjustment as provided herein. The number of shares of Common Stock to be received upon exercise of this Warrant (the "Warrant Shares") and the applicable exercise price are subject to adjustment as provided herein.

     1.   Certain Definitions.  The following definitions shall apply for
          -------------------
purposes of this Warrant:

          (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act (as defined below).

          (b) "Expiration Date" shall mean December 15, 1997.

          (c) "Holder" shall mean the Purchaser and any person holding Registrable Securities.

          (d) "Initiating Holders" shall mean the Holders originally requesting a registration of Registrable Securities pursuant to Section 11.1 hereof.

          (e) "Registrable Securities" shall mean any shares of Common Stock of the Company acquired pursuant to that certain Subscription Agreement dated December 15, 1995 and any shares of Common Stock of the Company issued or issuable with respect to such shares upon any stock split, dividend, combination, recapitalization or similar event.

          (f) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          (g) "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Section 11.1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration but excluding all Selling Expenses.

          (h) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          (i) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders, and all fees and disbursements of counsel for any Holder.

          (j) "Warrant" shall mean this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

     2.   Exercise.
          --------

          2.1  Cash Exercise.  Subject to compliance with all applicable
               -------------
securities laws, this Warrant may be exercised in whole, at any time, on any business day subsequent to the Note Conversion and prior to the Expiration Date by the Registered Holder by surrender of this Warrant at the principal office of the Company with (a) a subscription form duly executed by the Registered Holder, and (b) payment, in cash and/or cancellation of bona fide indebtedness of the Company for borrowed money to the Registered Holder, of the purchase price of the Warrant Shares to be purchased hereunder.

          2.2  Mechanics of Exercise.  This Warrant shall be deemed to have been
               ---------------------
exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date.
As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares.

     3.   Fully Paid Shares.  All Warrant Shares issued upon the exercise of
          -----------------
this Warrant shall be validly issued, fully paid and nonassessable.

     4.   Adjustment of Purchase Price and Number of Shares.  The number of
          -------------------------------------------------
Warrant Shares issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the purchase price therefor, are subject to adjustment upon the occurrence of the following events:

          4.1  Adjustment for Stock Splits, Stock Dividends, Recapitalizations,
               ----------------------------------------------------------------
etc.  The purchase price of this Warrant and the number of Warrant Shares
----
issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding Warrant Shares that occurs after the date of the Warrant.

          4.2  Adjustment for Other Dividends and Distributions.  In case the
               ------------------------------------------------
Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable respect to the Warrant Shares payable in securities of the Company (other than issuances with respect to which adjustment is made under Section 4.1), then, and in each such case, the Registered Holder of this Warrant, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Warrant Shares issuable upon such exercise prior to such date, the securities or such other assets of the Company to which such Registered Holder would have been entitled upon such date if such Registered Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

     5.   No Impairment.  The Company will not, by amendment of its Articles of
          -------------
Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale or assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder under this Warrant against impairment. Without limiting the generality of the foregoing, the Company: (i) will not set nor increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant.

     6.   Certificate as to Adjustments.  In each case of any adjustment in
          -----------------------------
either the purchase price or in the number of Warrant Shares, or other stock, securities or property receivable upon the exercise of this Warrant, the Chief Financial Officer of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted purchase price. The Company will cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Registered Holder.

     7.   Loss or Mutilation.  Upon receipt by the Company of evidence
          ------------------
reasonably satisfactory to it of the ownership, and the loss, theft, destruction or mutilation, of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

     8.   Reservation of Warrant Shares.  If at any time the number of
          -----------------------------
authorized but unissued shares of the Company's Common Stock, or other securities of the Company shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock, or other securities to such number of shares as shall be sufficient for such purpose.

     9.   Restrictions on Transfer.
          ------------------------

          9.1 The Registered Holder understands that neither this Warrant nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. As a condition to the issuance of this Warrant and to its exercise, the Registered Holder hereby represents and warrants to the Company that:

          (a) The Warrant and, if applicable, the Warrant Shares (collectively, the "Securities") have been acquired by the Registered Holder for investment and not with a view to the sale or other distribution thereof within the meaning of the Act and the Registered Holder has no present intention of selling or otherwise disposing of all or any portion of the Securities.

          (b) The Registered Holder has acquired and will acquire the Securities for the Registered Holder's own account only and no one else has any beneficial ownership in the Securities.

          (c) The Registered Holder is capable of evaluating the merits and risks of any investment in the Securities, is financially capable of bearing a total loss of this investment and has either: (i) a preexisting personal or business relationship with the Company or its principals; (ii) by reason of the Registered Holder's business or financial experience, has the capacity to protect his or its own interests in connection with this investment; or (iii) is an "accredited investor" within the meaning of Regulation D promulgated under the Act, as amended.

          (d) The Registered Holder has had access to all information regarding the Company, its present and prospective business, assets, liabilities and financial condition that the Registered Holder considers important to making the decision to acquire the Securities and has had ample opportunity to ask questions of and receive answers from the Company's representatives concerning an investment in the Securities and to obtain any and all documents requested in order to supplement or verify any of the information supplied.

          (e) The Registered Holder understands that the securities shall be deemed restricted securities under the Act and may not be resold unless they are registered under the Act and any applicable state securities law, or in the opinion of counsel in form and substance satisfactory to the Company, an exemption from such registration is available.

          (f) The Registered Holder is aware of Rule 144 promulgated under the Act, which rules provides, in substance, that: (i) after two years from the date restricted securities have been purchased and fully paid for, a holder may transfer restricted securities provided certain conditions are met (e.g., certain public information is available about the Company), and specific limitations on the amount of shares which can be sold within certain periods and the manner in which such shares must be sold are complied with; and (ii) after three years from the date the securities have been purchased and fully paid for, holders who are not "affiliates" of the Company may sell restricted securities without satisfying such conditions.

          (g) The Registered Holder further understands that if the requirements of Rule 144 are not met, registration under the Act, compliance with Regulation A, or some other registration exemption will be required for any disposition of the Securities; and that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities other than in a registered offering or other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and such persons and the brokers who participate in the transactions do so at their own risk.

          9.2 The Registered Holder of this Warrant, by acceptance hereof, agrees that, absent an effective registration statement filed with the Securities and Exchange Commission under the Act, covering the disposition or sale of this Warrant or the Warrant Shares issued or issuable upon exercise hereof, such Registered Holder will not sell or transfer the Warrant or any or all of such Warrant Shares as the case may be, without first providing the Company with an opinion of counsel satisfactory to the Company to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Act, and such Registered Holder consents to the Company making a notation on its records, or giving instructions to any transfer agent of this Warrant, or such Warrant Shares, in order to implement such restriction on transfer. The shares issued upon exercise of this Warrant shall bear legends referring to the restrictions or transfer set forth in this
Section 9. As a condition to the transfer of this Warrant or transfer of the shares issuable on exercise hereof, any permitted transferee must execute and deliver to the Company representations and warranties similar to these set forth in this Section 10 and agree in writing to accept and be bound by all the terms and conditions of this Warrant.

      10. Registration Rights.
          -------------------

          10.1 Company Registration.
               --------------------

          (a) Notice of Registration.  If the Company shall determine to
              ----------------------
register any of its securities, either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans or a registration relating solely to a Commission Rule 145 transaction, the Company will:

          (i) promptly give to each Holder written notice thereof; and

          (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified by any Holder in a written request or requests made within twenty (20) days after receipt of such written notice from the Company.

          (b) Underwriting.  If the registration of which the Company gives
              ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 10.1(a)(i). In such event, the right of any Holder to registration pursuant to this Section 10.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 10.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit or exclude entirely the Registrable Securities to be included in such registration. The Company shall so advise all Holders and other holders distributing their securities through such underwriting, and the number of shares of Registrable Securities and such other securities that may be included in the registration and underwriting on behalf of persons other than the Company shall be allocated among all Holders and such other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities entitled to registration rights held by such Holders and other holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or other holder to the nearest one hundred (100) shares.

          If any Holder or Holders disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdraw from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred and twenty (120) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

          (c) Right to Terminate Registration.  The Company or the holders of
              -------------------------------
other registration rights demanding a registration shall have the right to terminate or withdraw any registration initiated by it or them prior to the effectiveness of such registration whether or not any Holder has elected under this Section 10.1 to include securities in such registration.

          (d) Limitation of Rights.  The Company shall not be required to effect
              --------------------
more than two (2) registrations pursuant to this Section 10.1, (i) one of which shall be made on or before March 31, 1996 and (ii) the second of which shall take place at any time thereafter prior to the Expiration Date if the market price of the Company's Common Stock as reported on the Nasdaq National Market is greater than $7.621 and requested by the Initiating Holders representing more than fifty percent (50%) of all Holders.

          10.2      Expenses of Registration.  All Registration Expenses
                    ------------------------
incurred in connection with the two registrations permitted pursuant to Section
10.1 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

          10.3      Registration Procedures.  In the case of each registration,
                    -----------------------
qualification or compliance effected by the Company pursuant to this Section 10, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

          (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the Registration Statement has been completed;

          (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

           10.4     Indemnification.
                    ---------------

          (a) The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 10, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other documents, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, each of its officers, directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein.

          (c) Each party entitled to indemnification under this Section 10.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense and settlement of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 10 unless the failure to give such notice is prejudicial to the Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

          10.5      Information by Holder.  The Holder or Holders included in
                    ---------------------
any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 10.

          10.6      Rule 144 Reporting.  With a view to making available the
                    ------------------
benefits of certain rules and regulations of the Commission which may at any time permit the sale of restricted securities, as such term is understood and defined in Rule 144 under the Securities Act, to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act.

          (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

          (c) So long as a Holder owns any restricted securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for a public offering of its securities), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as any such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

          10.7  Termination of Registration Rights.  The registration rights
                ----------------------------------
granted pursuant to Section 10.1 shall terminate on the Expiration Date.

     11.  No Rights or Liabilities as Shareholder.  This Warrant does not by
          ---------------------------------------
itself entitle the Registered Holder to any voting rights or other rights as a shareholder of the Company. In the absence of affirmative action by Registered Holder to purchase Warrant Shares by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Registered Holder shall cause such Registered Holder to be a shareholder of the Company for any purpose.

     12.  Amendment; Waiver.  Any term of this Warrant may be amended, and the
          -----------------
observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) by the written consent of the Company and the Registered Holder.

     13.  Notices.  Unless otherwise provided, any notice required or permitted
          -------
under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery or by delivery by confirmed telefax to the party to be notified, or five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at such address as such party may designate.

     14.  Attorneys' Fees.  In the event any party is required to engage the
          ---------------
services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable attorneys' fees and any other related cost or expenses.

     15.  Headings.  The headings in this Warrant are for purposes of
          --------
convenience in reference only, and shall not be deemed to constitute a part hereof.

     16.  Governing Law.  This Warrant shall be construed and enforced in
          -------------
accordance with, and governed by, the internal laws of the State of California, excluding that body of law applicable to conflicts of laws.

     17.  Terms Binding.  By acceptance of this Warrant, the Registered Holder
          -------------
of this Warrant (and each subsequent assignee, transferee or Registered Holder of this Warrant) accepts and agrees to be bound by all the terms and conditions of this Warrant.

Dated: _______________________


SIGMA DESIGNS, INC.             ACKNOWLEDGED AND ACCEPTED
                                BY REGISTERED HOLDER:


By: __________________________  By: _________________________________

Name: ________________________  Name: _______________________________

Title: _______________________  Title: ______________________________